Exhibit 99.1

Shell Midstream Partners, L.P. Acquires Interest in Poseidon Oil Pipeline

HOUSTON, July 1, 2015 – Shell Midstream Partners, L.P. (NYSE: SHLX) today announced it has closed the acquisition of a 36 percent equity interest in Poseidon Oil Pipeline Company L.L.C. (Poseidon) for $350 million from Equilon Enterprises LLC, a subsidiary of Shell Oil Products US.

The acquisition price, including a proportional share of Poseidon debt, reflects an approximate 9.5 times multiple of the asset’s forecasted next twelve months adjusted earnings before interest, taxes, depreciation and amortization plus capacity reserve payments. The acquisition is expected to be immediately accretive to unitholders. In addition to the acquisition, Shell Midstream Partners entered into a new one-year revolving credit facility with $100 million of initial availability with an affiliate, increasing total borrowing capacity to $500 million. The acquisition was funded with borrowings under Shell Midstream Partners’ revolving credit facilities.

“This marks the second acquisition by Shell Midstream Partners following the initial public offering. As previously communicated, we have begun to introduce new assets into the MLP in order to diversify our cash flow base and highlight the sizeable inventory of assets at our Sponsor” said Peggy Montana, member of the board of directors of the general partner. “Poseidon is a key corridor pipeline for producers with close proximity to existing and future developments in the Central and Western Gulf of Mexico to serve both Texas and Louisiana markets. Poseidon’s strong growth profile makes the asset a highly valuable addition to the Shell Midstream Partners’ portfolio.”

Highlights of Poseidon:

•	Proprietary 367-mile offshore crude oil pipeline with 350,000 barrels per day capacity transporting to key markets in Texas and Louisiana

•	Ownership of strategic platform South Marsh Island 205

•	Access to major crude trading hubs via connecting carriers i.e. Gibson/Houma to St James, LA and Clovelly, LA and via Cameron Highway Oil Pipeline System to Texas Hubs (Texas City, Port Arthur)

The terms of the acquisition were approved by the conflicts committee of the Board of Directors of the General Partner of Shell Midstream Partners, which is comprised entirely of independent directors. This committee was advised by Evercore Group, L.L.C. as to financial matters and Andrews Kurth LLP as to legal matters.

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About Shell Midstream Partners, L.P.

Shell Midstream Partners is a fee-based, growth-oriented midstream master limited partnership formed by Royal Dutch Shell to own, operate, develop and acquire pipelines and other midstream assets. Shell Midstream Partners’ assets consist of interests in entities that own crude oil and refined products pipelines serving as key infrastructure to transport growing onshore and offshore crude oil production to Gulf Coast refining markets and to deliver refined products from those markets to major demand centers.

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FORWARD-LOOKING STATEMENTS

This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements concerning the potential exposure of Shell Midstream Partners, L.P. to market risks and statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “will”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future actions, conditions or events, future operating results or the ability to generate sales, income or cash flow, the amount of EBITDA or distributable cash flow or the ability or amount of distributions to Shell Midstream Partners are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Forecasted EBITDA and distributable cash flow from Poseidon is subject to assumptions by our management that we deem reasonable based on current information. However, we do not control Poseidon and Poseidon’s assets are operated by an unaffiliated joint venture partner. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, July 1, 2015, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 25, 2015, as updated by our other filings with the SEC, including our Current Report on Form 8-K relating to the acquisition. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

NON-GAAP FINANCIAL MEASURES

This press release includes the terms Adjusted EBITDA and cash available for distribution. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities. These non-GAAP measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

References in this press release to Adjusted EBITDA refer to net income before income taxes, net interest expense, gain or loss from disposition of fixed assets, allowance oil reduction to net realizable value, and depreciation and amortization, plus cash distributed to Shell Midstream Partners, L.P. from equity investments for the applicable period, less income from equity investments. We define Adjusted EBITDA attributable to Shell Midstream Partners as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

July 1, 2015